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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2000


                         LUCAS EDUCATIONAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                         0-24374               62-1690722
----------------------------          ----------------       ------------------
(State or other jurisdiction          (Commission File       (I.R.S. Employer
         of incorporation)                     Number)       Identification No.)


               17950 Preston Road, Suite 912, Dallas, Texas 75252
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 972.267.7250


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


Tanner + Co., Certified Public Accountants of Salt Lake City, Utah audited the financial statements of the Registrant for the fiscal years ended March 31, 1999 and 2000. On November 2, 2000 the Registrant was informed by Tanner + Co. that they had informed the Securities and Exchange Commission that the client/auditor relationship with the Registrant had ceased. A copy of Tanner + Co.'s letter is attached hereto and incorporated herein by reference. Although such letter refers to October 27, 2000, Registrant did not receive the letter and learn of the resignation until November 2, 2000. See Item 7. Exhibit.

There were no disagreements between the Registrant and Tanner + Co., whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

The reports of Tanner + Co. did not contain any adverse opinion or disclaimer of opinion, and with the exception of a "going concern" qualification because of the lack of material operations of the Development Stage Registrant during the fiscal year ended March 31, 1999, were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant has provide Tanner + Co. with a copy of the disclosures it is making in response to this Item and has requested Tanner + Co. to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree.

Registrant is interviewing for new independent certified public accountants and will file a subsequent Form 8-K to report their engagement.


ITEM 7.  EXHIBIT

         (b)      Exhibit

         Exhibit 16 Letter of Tanner + Co. regarding cessation of relationship with Registrant

                                       2

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                                    SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             LUCAS EDUCATIONAL SYSTEMS, INC.




Dated:  November 7, 2000                     By: /s/ Steven R. Crowell
                                                 -----------------------
                                                 Steven R. Crowell
                                                 Chief Financial Officer





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                               INDEX TO EXHIBITS

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
EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

  16 Letter of Tanner + Co. regarding cessation of relationship with Registrant